Exhibit 99.2

April 22, 2013

Dear Stockholder,

As previously announced, the Board of Directors of Corrections Corporation of America, or CCA, has declared a special dividend to our stockholders of $675 million in connection with the Company’s previously announced plan to qualify as a real estate investment trust, or REIT, for federal tax purposes effective as of January 1, 2013. The special dividend is an important step in completing our conversion to a REIT. We believe that operating as a REIT will provide additional opportunities to create stockholder value through increases in cash flow and dividends while continuing to provide significant earnings growth capacity. We expect to pay the special dividend on May 20, 2013 to stockholders of record as of April 19, 2013.

You may elect to receive payment of the special dividend either in all cash, all shares of CCA common stock or a combination of cash and shares of CCA common stock, with the total amount of cash payable to stockholders limited to a maximum of 20% of the total value of the special dividend, or $135 million. If the total amount of cash elected by stockholders exceeds 20% of the total value of the special dividend, the available cash will be prorated among those shareholders who elect to receive cash, and the remaining portion of the special dividend will be paid in shares of CCA common stock, but in no event will any stockholder electing to receive 20% or more of its pro rata share of the special dividend in cash receive less than 20% of such dividend in cash. Notwithstanding the 20% limit, cash will be paid in lieu of fractional shares. Stockholders who do not return an election form, or who otherwise fail to properly complete an election form, will be deemed to have made an election to receive payment of the special dividend in shares of CCA common stock. The total number of shares of CCA common stock to be distributed pursuant to the special dividend will be determined based on stockholder elections and the average closing price per share of CCA common stock on the New York Stock Exchange for the three trading days after May 9, 2013, the date that election forms are due.

We are furnishing you with the enclosed election form and accompanying materials explaining the election process and providing important information regarding the special dividend. Please review the enclosed election form and accompanying materials carefully. If you are a stockholder of record and want to elect to receive all or part of the special dividend in cash, please submit your completed election form to American Stock Transfer & Trust Company, LLC, the election agent, as soon as possible; the form must be received by the election agent no later than 5:00 p.m., Eastern Time, on May 9, 2013. If your shares of CCA common stock are held in the name of a bank, broker or nominee, please inform the bank, broker or nominee of your election as soon as possible so that the bank, broker or nominee can make an election on your behalf no later than 5:00 p.m., Eastern Time, on May 9, 2013. You do not need to return an election card or take any other action if you want to receive the special dividend in all shares of CCA common stock.

Sincerely,

Damon T. Hininger

President and Chief Executive Officer

CORRECTIONS CORPORATION OF AMERICA

CUSIP NUMBER 22025Y407

ACCOMPANYING MATERIALS RELATED TO SPECIAL DIVIDEND

ALL STOCKHOLDER ELECTION FORMS MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC BY 5:00 P.M., EASTERN TIME, ON THURSDAY, MAY 9, 2013 (THE “ELECTION DEADLINE”). ELECTION FORMS MAY BE SUBMITTED AT ANY TIME PRIOR TO THE ELECTION DEADLINE BUT NOT THEREAFTER. ALL ELECTIONS ARE IRREVOCABLE. IF YOU DO NOT RETURN THE ENCLOSED ELECTION FORM BY THE ELECTION DEADLINE, OR IF YOU OTHERWISE FAIL TO PROPERLY COMPLETE THE ELECTION FORM, YOU WILL BE DEEMED TO HAVE MADE A SHARE ELECTION AND WILL THEREFORE RECEIVE YOUR PRO RATA PORTION OF THE SPECIAL DIVIDEND IN ALL COMMON SHARES (SUBJECT TO THE OWNERSHIP LIMITATIONS DESCRIBED BELOW AND THE PAYMENT OF CASH IN LIEU OF FRACTIONAL SHARES).

Why am I receiving this document and the enclosed election form?

You have received this document and the enclosed election form because our records indicate that you own shares of common stock, par value $0.01 per share (“Common Shares”), of Corrections Corporation of America, a Maryland corporation (the “Company” or “we”), as of the close of business on April 19, 2013 (the “Record Date”). On April 8, 2013, in connection with the Company’s planned conversion to a real estate investment trust (“REIT”), our Board of Directors (the “Board”) declared a special dividend (the “Special Dividend”) of $675.0 million on its Common Shares, payable in cash, Common Shares or a combination of cash and Common Shares to, and at the election of, the stockholders of record as of the Record Date. This document provides you with certain information about the Special Dividend and contains an election form that you should complete only if you wish to receive the Special Dividend in all cash or a combination of cash and Common Shares, as further discussed below. If you wish to receive the Special Dividend in all Common Shares, you do not need to complete an election form.

Why is the Company paying the Special Dividend and when will the Special Dividend be paid?

For the Company to be eligible to elect REIT status for federal income tax purposes for its taxable year beginning January 1, 2013, we must distribute to our stockholders, on or before December 31, 2013, our previously undistributed earnings and profits (“E&P”) attributable to all taxable periods ending prior to January 1, 2013 (our “Pre-2013 Accumulated E&P”).

We expect to pay the Special Dividend on May 20, 2013.

Will I receive the Special Dividend in Cash or Common Shares?

You have the right to elect, prior to the Election Deadline, to be paid your pro rata portion of the Special Dividend all in cash (a “Cash Election”) or a combination of cash and Common Shares (a “Mixed Election”); provided, however, that the total amount of cash payable to all stockholders in the Special Dividend will be limited to a maximum of $135.0 million (the “Cash Amount”), with the balance of the Special Dividend, or at least $540.0 million, payable in the form of Common Shares. If you do not return an election form, or if you otherwise fail to properly complete an election form, before the Election Deadline, you will be deemed to have made a “Share Election,” meaning an election to receive your Special Dividend all in Common Shares (subject to the ownership limitations described below and the payment of cash in lieu of any fractional shares).

There is no limit on the aggregate value of the Special Dividend that will be issued in Common Shares. So, for example, if all stockholders make a Share Election, we will issue the full amount of the Special Dividend in Common Shares (subject to the ownership limitations described below and the payment of cash in lieu of fractional shares). If the Cash Amount is fully subscribed, the total number of Common Shares to be issued in the Special Dividend will be determined by dividing $540.0 million by the average closing price per share of our Common Shares on the New York Stock Exchange on the three trading days immediately following the date of the Election Deadline. Based on a price of $34.39 per Common Share (the opening reported sale price of our Common Shares on April 17, 2013 (the ex-dividend date for the Special Dividend) on the New York Stock Exchange), if the Cash Amount is fully subscribed, we estimate that approximately 15.7 million Common Shares will be issued in the Special Dividend, or approximately 0.154 new Common Shares for each outstanding Common Share. The actual number of Common Shares issued will depend on the number of stockholders making Cash Elections and Mixed Elections as well as the price of our Common Shares on the valuation dates, and could vary substantially from this estimate. We will pay cash in lieu of issuing any fractional shares, but cash paid in lieu of fractional shares will not count toward the Cash Amount.

All Common Shares issued in connection with the Special Dividend will be issued in book-entry form for registered stockholders (not held by a bank, broker or nominee), regardless of whether the Common Shares you currently own are in book-entry form or represented by a physical certificate. This means that American Stock Transfer & Trust Company, LLC, the Company’s transfer agent and the election agent for the Special Dividend (“AST”), will maintain a balance in each registered stockholder’s account for book and certificate issuances. All Common Shares issued in connection with the Special Dividend held by a bank, broker or nominee will be electronically transferred to the account holder’s bank, broker or nominee.

Because the Cash Amount is limited to $135.0 million, the actual amount of cash that will be paid to stockholders who make the Cash Election may depend upon whether the aggregate amount of cash making up Cash Elections and Mixed Elections exceeds the Cash Amount. If the aggregate amount of cash making up Cash Elections and Mixed Elections exceeds the Cash Amount, the payment of cash making up such Cash Elections and Mixed Elections will be made on a pro rata basis to all stockholders making such elections such that the aggregate amount paid in cash equals the Cash Amount. As a result, if you make a Cash Election and the aggregate amount of cash making up Cash Elections and Mixed Elections by all stockholders would exceed the Cash Amount, you will not receive your entire dividend in the form of cash, despite your election to receive all cash. Instead, you will receive a pro rata portion in cash and the remaining portion in Common Shares, subject to rounding and other minor adjustments. Similarly, if you make a Mixed Election and the aggregate amount of cash making up Cash Elections and Mixed Elections by all stockholders would exceed the Cash Amount, you will receive a pro rata portion of the cash making up your Mixed Election in cash and the remaining portion in Common Shares, subject to rounding and other minor adjustments. In each case, the number of Common Shares you will receive will be based on the average closing price per Common Share on the New York Stock Exchange on the three trading days immediately following the Election Deadline. Notwithstanding the foregoing, in no event will you receive less than 20% of your pro rata portion of the Special Dividend in cash if you elect to receive 20% or more of such Special Dividend in cash. All cash payments to which a stockholder is entitled will be rounded up to the nearest penny.

What ownership limitations are applicable to the Special Dividend?

At the Company’s 2013 Annual Meeting of Stockholders, scheduled to take place on May 16, 2013, stockholders will vote on proposed amendments (the “Amendments”) to the Company’s charter to, among other matters, impose certain ownership and transfer restrictions to facilitate the Company’s compliance with REIT requirements under the Internal Revenue Code of 1986, as amended (the “Code”). Among other matters, the Amendments provide that (subject to certain exceptions specified therein) no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of Company common stock or 9.8% in value of the aggregate of the outstanding shares of all classes and series of Company stock, in each case excluding any shares of the Company’s stock that would not be treated as outstanding for federal income tax purposes. If the Amendments are approved, the ownership limitations will apply to the Special Dividend. If you elect to receive Common Shares and they are issued to you in violation of the applicable ownership limitations, all of the remedies applicable under the Company’s charter, as amended, will apply to the Common Shares.

This document is not intended to be a solicitation of proxies from the holders Common Shares in connection with the Amendments. The Amendments are summarized in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission (“SEC”) on April 5, 2013. See “Is there other information I should consider when making an election?” below.

Does the payment of the Special Dividend mean the Company will become a REIT?

We believe that we have been organized in conformity with the requirements for qualification as a REIT under the Code and that our planned method of operation, including the payment of the Special Dividend, will enable us to meet the requirements for qualification and taxation as a REIT under the Code.

However, REIT qualification involves the application of highly technical and complex provisions of the Code to our operations as well as various factual determinations concerning matters and circumstances not entirely within our control. We can provide no assurance whether qualification as a REIT with respect to our taxable year beginning January 1, 2013, or our continued qualification for tax periods thereafter, will be achieved.

How do I make an election with respect to the Special Dividend?

We have enclosed an election form with this letter so that you can inform us whether you want to receive your Special Dividend in all cash or a combination of cash and Common Shares. You do not need to return an election form if you want to receive your Special Dividend in all Common Shares. You may only elect one method of payment for the Special Dividend with respect to all Common Shares you own as of the Record Date. If you want to make a Cash Election or a Mixed Election, complete and sign the election form and deliver it to AST in the enclosed postage-paid envelope or in accordance with the delivery instructions on the enclosed election form as soon as possible, but no later than the Election Deadline of 5:00 p.m. Eastern Time, on May 9, 2013. The submission of an election form with respect to the Special Dividend will constitute the electing holder’s representation and warranty that such holder has full power and authority to make such election.

If you do not return a properly completed election form to AST before the Election Deadline, then you will be deemed to have made a Share Election and will receive your Special Dividend in Common Shares (subject to the ownership limitations and the payment of cash in lieu of any fractional shares).

We will resolve in our sole discretion any question as to the validity, form, eligibility (including time of receipt) and acceptance by us of any election form submitted for the Special Dividend and our decision regarding any such questions will be final and binding. We reserve the absolute right to reject, in our sole discretion, any and all election forms that we decide are not in proper form, not received by the Election Deadline, ineligible or otherwise invalid or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the election form submitted by any particular stockholder, whether or not similar defects or irregularities are waived for other stockholders. No valid election will be deemed to have been made until all defects or irregularities have been cured or waived to our satisfaction. Neither we nor the election agent nor any other person will be under any duty to give notification of any defects or irregularities in election forms or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Special Dividend will be final and binding.

How should I send in my election form if I want to make a Cash Election or a Mixed Election?

If you want to make a Cash Election or a Mixed Election, the election form should be returned in the enclosed envelope provided. You may also return the election form by faxing the election form to (718) 765-8722. If your shares are held through a bank, broker or nominee, please promptly inform the bank, broker or nominee of the election as explained in the following paragraph. The method of delivery of the election form is at the option and risk of the stockholder making the election. The delivery will be deemed made only when the election form is actually received by AST.

What if I want to make a Cash Election or a Mixed Election and my Common Shares are held in the name of a bank, broker or nominee?

If you want to make a Cash Election or a Mixed Election and your shares are held in the name of a bank, broker or nominee, please promptly inform the bank, broker or nominee of the election they should make on your behalf. If your Common Shares are held in the name of a bank, broker or nominee, and you do not inform the bank, broker or nominee, in accordance with the instructions provided by the bank, broker or nominee, of the election they should make on your behalf, the bank, broker or nominee may not make an election on your behalf and you will receive your Special Dividend in Common Shares (subject to the ownership limitations and the payment of cash in lieu of any fractional shares).

Do I need to do anything if I want to make a Share Election?

No. If you want to receive your Special Dividend in all Common Shares (subject to the ownership limitations and the payment of cash in lieu of any fractional shares discussed above), you do not need to return an election form or take any other action.

Can I change my election once I submit an election form?

Elections that are properly submitted prior to the Election Deadline are irrevocable. Stockholders entitled to the Special Dividend who do not return an election form, or who otherwise fail to properly complete an election card prior to the Election Deadline, will be deemed to have made a Share Election and will receive all Common Shares in payment of the Special Dividend (subject to the ownership limitations and the payment of cash in lieu of any fractional share).

What are the material federal income tax consequences of the Special Dividend?

A stockholder receiving the Special Dividend will be treated for federal income tax purposes as receiving a distribution attributable to any Common Shares received plus the amount of any cash received. In computing this distribution amount with respect to such Common Shares, a stockholder will be treated as receiving an amount equal to the amount of cash that the stockholder could have elected to receive in lieu of such Common Shares. A stockholder that receives any of our Common Shares pursuant to the Special Dividend should consult their tax advisor with respect to its tax basis in such shares. While not clear, we believe such tax basis should be equal to the amount of cash that the stockholder could have elected to receive in lieu of such Common Shares, and that the holding period in such shares will begin on the day following the payment of the Special Dividend.

The federal income tax consequences of the Special Dividend vary depending on whether you are a U.S. Holder or a Non-U.S. Holder. A U.S. Holder is, unless otherwise provided by an applicable tax treaty, any of the following: (i) a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws; (ii) an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to federal income taxation regardless of its source; and (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or an electing trust in existence on August 20, 1996, to the extent provided in Treasury regulations. Conversely, a Non-U.S. Holder is any person other than a U.S. Holder. If a partnership (including any entity treated as a partnership for tax purposes) is a beneficial owner of our shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities and status of the partnership; a beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the federal income tax consequences of the Special Dividend.

If you are a U.S. Holder. The Special Dividend will generally be taxable to noncorporate U.S. Holders at the maximum 20% “qualified dividend income” rate to the extent that the Special Dividend is paid out of our Pre-2013 Accumulated E&P. The maximum 20% tax rate available to noncorporate U.S. Holders for “qualified dividend income” is not available, however, unless the shares on which an otherwise qualifying dividend is paid have been held for more than 60 days during the 121-day period beginning 60 days before the date on which the shares become ex-dividend. The ex-dividend date for the Special Dividend was April 17, 2013. For purposes of calculating this 60-day holding period, any period in which the holder has an option to sell, is under a contractual obligation to sell, has made and not closed a short sale of, or has granted certain options to buy substantially identical shares or securities, or holds one or more other positions in substantially similar or related property that diminishes the risk of loss from holding our Common Shares will not be counted toward the required holding period. Assuming that these holding period requirements are met, the portion of the Special Dividend relating to Pre-2013 Accumulated E&P should qualify for the maximum 20% tax rate available to noncorporate U.S. Holders. To the extent the Special Dividend exceeds our Pre-2013 Accumulated E&P and allocable portion of our current E&P, such excess will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that it does not exceed the adjusted basis of the U.S. Holder’s shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of those shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. To the extent our current E&P is allocable to a portion of the Special Dividend, we expect to report such portion as a distribution of REIT E&P, which is generally taxable at ordinary income rates. See our Annual Report on Form 10-K for the year ended December 31, 2012. The determination of E&P is complex and depends on facts with respect to which we may not have complete information as well as the application of law which is subject to differing interpretations. Accordingly, there can be no assurance that the IRS will agree with our determination of the amount of our current E&P and Pre-2013 Accumulated E&P or the portion of the Special Dividend that is taxable as a dividend.

The Special Dividend is likely to be an “extraordinary dividend.” An “extraordinary dividend” is a dividend that is equal to at least 10% of a stockholder’s adjusted basis in its Common Shares. A noncorporate U.S. Holder that receives an extraordinary dividend and later sells its underlying shares at a loss will be treated as realizing a long-term capital loss, regardless of its holding period in its Common Shares, to the extent of the extraordinary dividend.

The Special Dividend may not be eligible for the dividends-received deduction available to U.S. Holders that are domestic corporations other than S corporations. Such corporate holders should also consider the possible effects of section 1059 of the Code, which reduces a corporate holder’s basis in its shares, but not below zero, by the nontaxed portion of an extraordinary dividend, where the holder has not held such shares for more than two years before the dividend announcement date. Corporate stockholders should also consider the effect of the corporate alternative minimum tax, which imposes a maximum tax rate of 20% on a corporation’s alternative minimum taxable income for the taxable year and which is calculated without regard to the dividends received deduction.

Unless we or another applicable withholding agent receive from a U.S. Holder a properly executed IRS Form W-9 or a substantially similar form, 28% of the Special Dividend may be required to be withheld and remitted to the IRS. To the extent that the cash portion of the Special Dividend is insufficient to satisfy any required backup withholding, we or the other withholding agent will collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the Common Shares that the U.S. Holder would otherwise receive, and the U.S. Holder may bear brokerage or other costs for this withholding procedure.

If you are a Non-U.S. Holder. The rules governing the United States federal income taxation of Non-U.S. Holders are complex, and the following discussion is intended only as a summary of these rules. For example, the following discussion does not address U.S. citizens or residents who have expatriated, Non-U.S. Holders who are individuals present in the United States for 183 days or more during the taxable year and have a “tax home” in the United States, and other special classes of Non-U.S. Holders. If you are a Non-U.S. Holder, we urge you to consult with your own tax advisor to determine the impact of the United States federal income tax laws, including any tax return filing and other reporting requirements, with respect to your ownership of Common Shares and the payment of the Special Dividend.

In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Common Shares. In cases where the dividend income from a Non-U.S. Holder’s investment in our Common Shares is, or as described below is deemed to be, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates in the same manner as U.S. Holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

The portion of the Special Dividend received by Non-U.S. Holders and paid out of our Pre-2013 Accumulated E&P or allocable portion of our current E&P which is not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable income tax treaty. To the extent that the cash portion of the Special Dividend is insufficient to satisfy the required withholding, we or other applicable withholding agents will collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the Common Shares that the Non-U.S. Holder would otherwise receive, and the Non-U.S. Holder may bear brokerage or other costs for this withholding procedure. To the extent the Special Dividend exceeds our Pre-2013 Accumulated E&P and allocable portion of our current E&P, such excess will generally represent a return of capital and will not be taxable to a Non-U.S. Holder to the extent that it does not exceed the adjusted basis of the Non-U.S. Holder’s shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of those shares. To the extent that distributions in excess of our Pre-2013 Accumulated E&P and allocable portion of our current E&P exceed the Non-U.S. Holder’s adjusted basis in our shares, the distributions will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or exchange of these shares, as discussed below. If withholding is applied to any portion of the Special Dividend that represents a return of capital, rather than a dividend out of our Pre-2013 Accumulated E&P or allocable portion of our current E&P, the Non-U.S. Holder must nevertheless reduce its tax basis in its shares in us by the amount of returned capital and may file for a refund from the IRS for the amount of withheld tax in excess of its actual tax liability.

If our shares constitute a United States real property interest (“USRPI”) under sections 897 and 1445 of the Code, as described below, with respect to a Non-U.S. Holder, then distributions by us in excess of the sum of our Pre-2013 Accumulated E&P, the allocable portion of our current E&P, plus the Non-U.S. Holder’s basis in our shares will potentially be subject to net income taxation, including any applicable capital gains preferential rates, that would apply to a U.S. Holder of the same type, for example, an individual or a corporation, as the case may be. Our Common Shares will be treated as USRPI if at any time during the shorter of the Non-U.S. Holder’s holding period in the Common Shares or the five years preceding payment of the Special Dividend, 50% or more of our assets consisted of interests in real property located within the United States, excluding for this purpose interests in real property solely in a capacity as a creditor. We believe that our Common Shares are of a class that is “regularly traded,” as defined by applicable Treasury Department regulations, on an established securities market and therefore a Non-U.S. Holder’s gain from sale of our Common Shares generally will not be described within sections 897 and 1445 of the Code, provided that the Non-U.S. Holder held (taking into account applicable “constructive ownership” rules) 5% or less of our Common Shares at all times during the shorter of the Non-U.S. Holder’s holding period in the Common Shares or the five years preceding payment of the Special Dividend. If gain on the sale of our Common Shares were subject to net income taxation on account of sections 897 and 1445 of the Code, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would generally be subject to the same treatment as a U.S. Holder with respect to such gain.

State, local and non-United States income tax laws may differ substantially from the corresponding federal income tax laws discussed above, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-United States jurisdiction, or any federal tax other than the income tax. Stockholders should consult their tax advisor regarding the effect of state, local and non-United States tax laws with respect to the tax treatment of this distribution and our tax treatment as a REIT.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF COMMON SHARES ARE HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES IN THIS LETTER IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF COMMON SHARES FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF COMMON SHARES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Is there other information I should consider when making an election?

Before making an election, you are urged to carefully read our Annual Report on Form 10-K for the year ended December 31, 2012, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” our Definitive Proxy Statement for the 2013 Meeting of Stockholders (including a description of the Amendments) filed on April 5, 2013 and our Current Reports on Form 8-K filed on March 21, 2013, March 25, 2013, April 8, 2013 and April 9, 2013, each of which we have filed with the SEC, as updated by our subsequent filings with the SEC, as well as other documents we file with the SEC.

If I have questions about the election form, whom should I contact?

If you have any questions about completing or submitting the election form, or need a new election form, please call Georgeson, our information agent, at (866) 767-8989 (toll free). If your shares are held in the name of a bank, broker or nominee, and such bank, broker or nominee has any questions, they may also call Georgeson at (866) 767-8989 (toll free).

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